Exhibit 3.3

                                     BYLAWS

                                       OF

                               TCI SOLUTIONS, INC.

                                    * * * * *

                                    ARTICLE 1

                                     OFFICES

     Section 1.01 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 1.03 Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

     Section 2.01 Time and Place Of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

     Section 2.02 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

     Section 2.03 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

     Section 2.04 Notice of Meetings and Adjourned Meetings; Waivers of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and,


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in the case of a special meeting,  the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware (the "DGCL"), such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A written waiver of any notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.05 Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to the DGCL, the presence, in person or by proxy, of the holders of a majority in voting interest of the shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.06 Voting. Unless otherwise provided in the certificate of incorporation and subject to the DGCL, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder, except that with respect to holders of the Corporation's Preferred Stock voting together with the holders of the Common Stock, each holder shall be entitled to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock held. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the affirmative vote of the holders majority in voting interest of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall


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be the act of the stockholders.  Each stockholder  entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 2.07 Action by Consent. Any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  Directors may not be elected by written consent of the stockholders except by unanimous written consent of all shares entitled to vote for the election of directors; provided that any vacancy on the Board of Directors (other than a vacancy created by removal) which has not been filled by the board of directors pursuant to Section 3.12 of these Bylaws may be filled by the written consent of a majority of shares entitled to vote for the election of directors.

                  Any written consent may be revoked prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation must be in writing and will be effective upon its receipt by the Secretary.

                  If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the Secretary shall give prompt notice of any corporate action approved by the stockholders without a meeting to those stockholders entitled to vote on such matters who have not consented thereto in writing. This notice shall be given in the manner specified in
Section 2.04 of these bylaws.

     Section 2.08 Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.09 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.


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                                    ARTICLE 3

                                    DIRECTORS

     Section 3.01 General Powers. Except as otherwise provided in the DGCL or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 3.02 Number, Election and Term of Office. The authorized number of directors of the Corporation shall be established from time to time by the Board of Directors but shall not exceed seven (7) members without the written consent of not less than two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock.

                  No reduction of the authorized number of directors shall remove any director prior to the expiration of such director's term of office.

                  The directors shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until his death, resignation or removal. Directors need not be stockholders of the Corporation.

     Section 3.03 Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.04 Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

     Section 3.05 Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board


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of  Directors  may be held at such place  either  within or without the State of
Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

     Section 3.06 Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     Section 3.07 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of two directors. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight hours before the date and time of the meeting in such manner as is determined by the Board of Directors or the Chairman of the Board, in the absence of such determination.

     Section 3.08 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.09 Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form.


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     Section  3.10  Telephonic  Meetings.  Unless  otherwise  restricted  by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.11 Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.12 Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

     Section 3.13 Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of a majority of the shares entitled to vote on such removal.

     Section 3.14 Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                                    ARTICLE 4

                                    OFFICERS

     Section 4.01 Principal Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders


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and directors in a book kept for that  purpose.  The  Corporation  may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

     Section 4.02 Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     Section 4.03 Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4.04 Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

     Section 4.05 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.06 Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                    ARTICLE 5

                                 INDEMNIFICATION

Section 5.01      Indemnification of Directors and Officers.


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                  (a) Third Party Actions.  The Corporation  shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) Actions by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the Corporation) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article 5, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under
Section 16(b) of the Securities Exchange Act of 1934, as amended.


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     Section 5.02  Indemnification of Employees and Agents. The Corporation may,
by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

     Section 5.03 Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
5.01 and Section 5.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 5.04 Determination of Conduct.  Any  indemnification  under Section
5.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 5.01. Any indemnification under Section 5.02 (unless ordered by a court) shall be made by the Corporation upon a determination that such indemnification is appropriate and authorized by the DGCL. Such determination shall be made (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director or officer of the Corporation shall be entitled to contest any determination that the director or officer has not met the applicable standard of conduct set forth in Section 5.01 by petitioning a court of competent jurisdiction.

     Section 5.05 Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by independent counsel pursuant to
Section 5.04 hereof, the independent counsel shall be selected as provided in this Section 5.05. The independent counsel shall be selected jointly by such director or officer and the Corporation. In the event such director or officer and the Corporation cannot agree on a selection for the independent counsel, either party may petition the Delaware Court of Chancery or other court of competent jurisdiction to resolve the issue or to make its own provisions for the selection of independent counsel. The Corporation shall pay any and all reasonable fees and expenses of independent counsel incurred by such independent counsel in connection with acting pursuant to Section 5.04 hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.05, regardless of the manner in which such independent counsel was selected or appointed.

     Section 5.06 Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who is determined to be entitled to indemnification pursuant to Section 5.01, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall


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ultimately be determined  that the  individual is not entitled to be indemnified by the Corporation as authorized in this Article 5; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation; and provided further that no advance shall be made by the Corporation to a director or officer of the Corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of disinterested directors or (ii) by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     Section 5.07 Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this
Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     Section 5.08 Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any expense, liability incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

     Section 5.09 The Corporation. For purposes of this Article 5, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 5 (including, without limitation, the provisions of Section 5.01 and Section 5.02) with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

     Section 5.10 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 5.11 Amendments. Any repeal or modification of this Article 5 shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                    ARTICLE 6

                               GENERAL PROVISIONS

     Section 6.01 Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

                  (a) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


     Section 6.02 Dividends. Subject to limitations contained in the DGCL and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

     Section 6.03 Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

     Section 6.04 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 6.05 Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 6.06 Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

     Section 6.07 Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, of by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

                  (a) If the stockholder desires to sell or otherwise transfer any shares of stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

                  (b) For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the Corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 6.07, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

                  (c) The Corporation may assign its rights hereunder.

                  (d) In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder's notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

                  (e) In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder's notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

                  (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

                         (1) A stockholder's transfer of any or all shares held
either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

                         (2) A stockholder's bona fide pledge or mortgage of any
shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

                         (3) A stockholder's transfer of any or all of such
stockholder's shares to the Corporation or to any other stockholder of the Corporation.

                         (4) A stockholder's transfer of any or all of such
stockholder's shares to a person who, at the time of such transfer, is an officer or director of the Corporation.

                         (5) A corporate stockholder's transfer of any or all of
its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

                         (6) A corporate stockholder's transfer of any or all of
its shares to any or all of its stockholders.

                         (7) A transfer by a stockholder which is a limited or
general partnership to any or all of its partners or former partners.

                         (8) A transfer by a stockholder of Series A Preferred
Stock.

                  In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

                  (g) The provisions of this bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the stockholders having a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.

                  (h) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

                  (i) The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  (j) The certificates representing shares of stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

                  "The shares  represented by this  certificate are subject to a
right  of  first  refusal  option  in  favor  of  the  Corporation   and/or  its
assignee(s), as provided in the bylaws of the Corporation."

                              AMENDMENTS TO BYLAWS
                                       OF
                               TCI SOLUTIONS, INC.
                             a Delaware corporation


         1. Pursuant to resolutions adopted by the Board of Directors as of December 21, 2001, Section 6.07(f)(8) and (j) of the Bylaws of the Company are amended and restated to provide:

         "Section 6.07(f)(8) A transfer by a Preferred Holder of any shares of Preferred Stock or any shares of Common Stock into which shares of Preferred Stock have been converted."

         "Section 6.07(j) The certificates representing shares of Common Stock of the Corporation (except for shares which are exempt pursuant to Section 6.07(f)(8) above) shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:"

         2. Pursuant to resolutions adopted by the Board of Directors as of April 10, 2002, Section 6.07(g) of the Bylaws of the Company are amended and restated to provide:

         "Section 6.07(g) The provisions of this bylaw may be waived with respect to any transfer only by the vote or the express written consent of the Required Preferred Percentage (as that term is defined in the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time). This bylaw may be amended or repealed only by the vote or the express written consent of the Required Preferred Percentage."